Exhibit R(1)

                                CODE OF ETHICS

                          Advantage Advisers, L.L.C.
                     Advantage Advisers Management, L.L.C.
                           Troon Management, L.L.C.
                            Oppenheimer & Co. Inc.
                       Oppenheimer Asset Management Inc.

                                      and

              Certain Affiliated Registered Investment Companies

                April 26, 2000, as amended as of April 1, 2005

Section I         Statement of General Principles

                  This Code of Ethics (the "Code") has been adopted by Advantage Advisers, L.L.C. ("Advantage"), Advantage Advisers Management, L.L.C. ("AAM") and Troon Management, L.L.C. ("Troon") (each, an "Adviser" and collectively, the "Advisers"), registered investment advisers, in order to satisfy the requirements of Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act"), Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") as applicable to the Advisers. Oppenheimer Asset Management Inc. ("OAM"), a registered investment adviser, is either the managing member or the controlling person of the managing member, of each of the Advisers. Each Adviser also has one or more non-managing members (each, a "Non-Managing Member" and collectively, the "Non-Managing Members"), as indicated on Schedule A.

                  This Code has also been adopted by the registered investment companies listed on Schedule B, as such Schedule may be amended (each, a "Fund" and collectively, the "Funds"), each of which has retained one of the Advisers to serve as investment adviser, in order to satisfy the requirements of Rule 17j-1 as applicable to the Funds.

                  The Code has also been adopted by Oppenheimer & Co. Inc. ("Opco") in its capacity as principal underwriter to the Funds, in order to satisfy the requirements of Rule 17j-1 as applicable to principal underwriters.

                  As it relates to Rule 17j-1 of the 1940 Act, the purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed. As it relates to Section 204A of the Advisers Act, the purpose of this Code is to establish procedures that, taking into consideration the nature of each Adviser's business, are reasonably designed to prevent the misuse of material non-public information in violation of the federal securities laws by persons associated with the Advisers.

                  OAM and the Advisers provide advisory services to clients. Employees of OAM should perform their duties with the standard of care applicable to investment advisers and in accordance with applicable laws. In addition to the standards set forth in this Code, employees of OAM perform advisory services in accordance with the OAM Compliance Manual and all employees of OAM are subject to the Code of Conduct and Business Ethics for Directors, Officers and Employees of Oppenheimer Holdings Inc., the ultimate parent company of OAM. The Code of Conduct for Oppenheimer Holdings Inc. is attached to this Code as Exhibit C and is also set forth on the Opco website at www.opco.com.

                  The Code is based on the principle that the persons serving as managers or trustees of the Funds, who comprise the boards of the Funds (the "Board Members"), and persons who are directors, partners, officers and employees of OAM, Opco and the Non-Managing Members who provide services to any Fund or who in the course of their duties obtain information regarding investment recommendations made to any Fund or any Fund's investment transactions, each owe a fiduciary duty to the Fund to conduct personal securities transactions in a manner that does not interfere with the Fund's transactions or otherwise take unfair advantage of his or her position. All Board Members and such other persons (collectively, "Fund Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them; provided, however, that Fund Employees who are associated with a Non-Managing Member shall, in addition, be expected to comply with the provisions of the code of ethics governing personal trading that has been adopted by that Non-Managing Member, as such Code may be amended (a "Non-Managing Member Code").

                  All Fund Employees shall place the interests of each Fund before their own personal interests. Technical compliance with the Code will not automatically insulate any Fund Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to any Fund. Accordingly, all Fund Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of each Fund and its investors.

                  The provisions of this Code reflect the facts that: (1) each Non-Managing Member Code governs any proprietary transactions by such Non-Managing Member and the personal securities transactions of their associated persons; (2) the Funds and the Advisers themselves have no employees; (3) the Advisers do not engage in any proprietary trading; (4) recommendations and decisions by the Advisers regarding the purchase or sale of investments for certain Funds are made by persons who are directors, partners, officers or employees of a Non-Managing Member; (5) OAM is the Managing Member (or the managing member of the managing member) of each of the Advisers; and (6) Opco Access Persons (as defined below), as employees of a registered broker-dealer, are subject to additional regulations regarding their personal trading.

                  Every Fund Employee must read and retain this Code, and should recognize that he or she is subject to its provisions.

Section II        Definitions

         "Access Person" means: (i) each of the Advisers; (ii) any Board Member or Advisory Person (as defined below); (iii) any director, partner or officer of a Fund or Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal functions or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations of Securities being made by any Adviser to any Fund; and (iv) any director, officer or general partner of Opco who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of Securities for any Fund or whose functions or duties in the ordinary course of business relate to the making of recommendations with respect to such purchases and sales.

         An "Advisory Person" means: (i) any employee of a Fund, Adviser, Non-Managing Member or OAM who in connection with his or her regular functions or duties makes, participates in, or obtains current information regarding the purchase or sale of any Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control relationship to a Fund, Adviser, Non-Managing Member or OAM who obtains current information concerning recommendations made to a Fund with regard to the purchase or sale of any Security. "Current information" regarding investment transactions means information regarding the purchase or sale of investments that is received within 15 days before or after the transactions.

         "AM" means the Asset Management group of OAM.

         "Annual Certification" means an Annual Certification of Compliance with Code of Ethics, in the form attached as Schedule F.

         "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code should be deemed to include, but not be limited to, any interest by which an Access Person or any Immediate Family Member of an Access Person can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee) unless (i) the performance related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more and (ii) equity securities of the issuer do not account for more than 10% of the market value of the portfolio.(1)

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(1)      Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment fund managed by such person, or over which such person has supervisory responsibility, that arises solely from such person's compensation arrangement with Opco, OAM or a Non-Managing Member pursuant to which the performance of the account or investment fund, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person's compensation from Opco, OAM or a Non-Managing Member.



         "Board Member" means each individual who serves as an individual general partner, manager or trustee of any Fund.

         "Compliance Officer" means the person designated by OAM to serve as the chief compliance officer of the Advisers.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, and includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting Securities of a company.

         "OAM Code of Ethics" means the Code of Ethics of OAM with respect to employees associated with AM, as in effect from time to time. A current copy of the OAM Code of Ethics is attached as Exhibit A.

         "Opco Access Person" means an Access Person who is a director, officer or employee of Opco.

         "Fund Employee" means any person who: (i) is an Access Person; or
         (ii) is a director, partner, officer or employee of OAM or a Non-Managing Member and provides services to a Fund or in the course of his or her duties obtains information regarding investment recommendations made to any Fund or any Fund's investment transactions.

         "Immediate Family Member of an Access Person" means a person who shares the same household as the Access Person and is related to the Access Person by blood, marriage or adoption.

         "Independent Board Member" means a Board Member who is not an "interested person", as defined by Section 2(a)(19) of the 1940 Act, of a Fund.

         "Initial Certification" means an Initial Certification of Compliance with Code of Ethics, in the form attached as Schedule E.

         "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Personnel" means any Fund Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase and sale of Securities by a Fund.

         "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act of 1933 or Rule 504, 505 or 506 thereunder.

         "Non-Managing Member Access Person" means an Access Person who is a director, partner, officer or employee of a Non-Managing Member.

         "Non-Managing Member Code" means a code of ethics governing personal trading that has been adopted by a Non-Managing Member, as such code may be amended. Copies of the Non-Managing Member Codes are attached as Exhibit B.

         "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act and should be deemed to include any and all stock, debt obligations and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities or a foreign currency. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any financial instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

         A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Section III       Objective and General Prohibitions

                  Although certain provisions of this Code apply only to Access Persons, all Fund Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Section I, III, IV and XI of this Code. Therefore, a Fund Employee may not engage in any personal investment transaction under circumstances where the Fund Employee benefits from or interferes with the purchase or sale of investments by a Fund. In addition, Fund Employees may not use information concerning the investments or investment intentions of a Fund, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Fund. Disclosure by a Fund Employee of such information to any person outside of the course of the responsibilities of the Fund Employee to a Fund, an Adviser or OAM will be deemed to be a violation of this prohibition. All Fund Employees must also comply with the policies regarding the misuse of material, non-public information, which are set forth in Section IV.

                  Fund Employees may not engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by a Fund. In this regard, Fund Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of a Fund, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by a Fund to:

                           (i) employ any device, scheme or artifice to defraud the Fund;

                           (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                           (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund; or

                           (iv) engage in any manipulative practice with respect to the Fund.

                  Fund Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section XIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Section IV        Prohibition Against Insider Trading

         (A)      Introduction

                  This Section IV of the Code is intended to satisfy the requirements of Section 204A of the Advisers Act, which is applicable to the Advisers and requires that the Advisers establish and enforce procedures designed to prevent the misuse of material, non-public information by their associated persons. It applies to all Fund Employees.

                  Trading Securities while in possession of material, non-public information, or improperly communicating that information to others, may expose a Fund Employee to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall, and an order permanently barring a Fund Employee from the securities industry. Finally, a Fund Employee may be sued by investors seeking to recover damages for insider trading violations.

         (B)      Policy on Insider Trading

                  No Fund Employee may trade a Security, either personally or on behalf of any other person or account (including any Fund), while in possession of material, non-public information concerning that Security or the issuer thereof, nor may any Fund Employee communicate material, non-public information to others in violation of the law.

                  (1)      Definition of Material Information

                  Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a Security. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, Fund Employees should direct any questions about whether information is material to the Compliance Officer.

                  Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a company's Securities. Information about a significant order to purchase or sell Securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press may also be material.

                  (2)      Definition of Non-public Information

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

                  (3)      Applicable Procedures

                  A Fund Employee, before executing any trade for himself or herself, or others, including a Fund or other accounts managed by an Adviser or by a member of an Adviser, or any affiliate of the member ("Client Accounts"), must determine whether he or she has material, non-public information. A Fund Employee who believes he or she is in possession of material, non-public information must take the following steps:

                  o Report the information and proposed trade immediately to the Compliance Officer.

                  o Do not purchase or sell the securities on behalf of anyone, including Client Accounts.

                  o Do not communicate the information to any person, other than to the Compliance Officer.

                  After the Compliance Officer has reviewed the issue, the affected Adviser will determine whether the information is material and non-public and, if so, what action such Adviser and the Fund Employee should take.

                  Fund Employees must consult with the Compliance Officer before taking any action. This degree of caution will protect Fund Employees, clients and the Advisers.

                  In lieu of following the foregoing procedures, Fund Employees who are Non-Managing Member Access Persons may follow the procedures of the applicable Non-Managing Member that would apply in similar circumstances.

                  (4)      Contacts with Public Companies

                  Contacts with public companies will sometimes be a part of an Adviser's research efforts. Persons providing investment advisory services to a Fund may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Fund Employee becomes aware of material, non-public information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, the affected Adviser must make a judgment as to its further conduct. To protect yourself, clients and the Advisers, you should contact the Compliance Officer immediately if you believe that you may have received material, non-public information.

                  (5)      Tender Offers

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's Securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Fund Employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Section V Pre-Clearance of Investments in Initial Public Offerings and Limited Offerings

                  Investment Personnel are required to obtain pre-clearance prior to investing in an Initial Public Offering ("IPO") or in a Limited Offering (see Section II - Definitions).

                  Investment Personnel who are Opco Access Persons, as associated persons of a member firm of the National Association of Securities Dealers ("NASD"), are prohibited by the rules of the NASD from investing in any IPO that qualifies as a "hot issue" under NASD rules. In addition, in accordance with NASD rules and Opco policy, Opco Access Persons must obtain written approval of the appropriate signatory at Opco, as determined by Opco, prior to investing in a Limited Offering. In the event that Opco Access Persons are not prohibited by the foregoing from investing in an IPO or are permitted by the foregoing to invest in a Limited Offering, Opco Access Persons are required to obtain pre-clearance for any such transaction in accordance with the applicable procedures specified by Section VII.

                  Investment Personnel who are Non-Managing Member Access Persons are required to obtain pre-clearance for investments in IPOs and Limited Offerings in accordance with the procedures in the applicable Non-Managing Member Code.

Section VI        Prohibited Transactions

         (A) The following prohibitions apply to Board Members who are not Opco Access Persons:

                  A Board Member of a Fund may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (i) the Fund has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (ii) any person, on behalf of an Adviser, has within the last 15 calendar days considered purchasing or selling the Security for the Fund or is considering purchasing or selling the Security for the Fund or within the next 15 calendar days is going to consider purchasing or selling the Security for the Fund, unless the Board Member:

                  (1) obtains pre-clearance of such transaction in accordance with the procedures outlined in Section VII; and

                  (2) reports to the Compliance Officer the information described in Section VIII of this Code.(2)

                  Because the Independent Board Members are not involved in the day-to-day investment activities of any Fund, Independent Board Members will, in the absence of evidence to the contrary, be presumed not to have the requisite knowledge of the Funds' transactions so as to require pre-clearance of transactions. Accordingly, Independent Board Members shall not be required to obtain pre-clearance of a transaction unless at the time of the transaction they have actual knowledge of the matters described above.

                  However, those Board Members who are not Independent Board Members shall be presumed to have such knowledge as is described above and must therefore obtain pre-clearance of transactions in Securities in accordance with Section VII except in the case of a transaction as to which one of the exceptions from pre-clearance set forth in Section VI(D) below applies.

                  Any transaction that is (i) effected without pre-clearance where the Board Member of a Fund had actual knowledge that the Fund had purchased or sold the Security with the 15 calendar day period described above, or (ii) effected (with or without pre-clearance) where the Board Member had actual knowledge that the Security was at the time being considered for purchase or sale by the Fund and without disclosure of such knowledge by the Board Member in seeking pre-clearance, is prohibited by this Code.

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(2)      The prohibitions of this Section VI apply to Securities acquired or disposed of in any type of transaction, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exceptions from the prohibitions set forth in Section VI(D) is applicable.


         (B)      The following prohibitions apply to Opco Access Persons:

                  As determined by the Compliance Officer, Opco Access Persons are subject either to the prohibitions of this Section VI(B) of this Code or to the prohibitions contained in the OAM Code of Ethics with regard to their personal investment transactions. Opco Access Persons will be informed by the Compliance Officer regarding which prohibitions they are required to comply with.

                  If subject to this Section VI(B), a Opco Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (i) a Fund has purchased or sold the Security within the last seven (7) calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next seven (7) calendar days; or (ii) any person, on behalf of any of the Advisers, has within the last seven (7) calendar days considered purchasing or selling the Security for a Fund or is considering purchasing or selling the Security for a Fund or within the next seven (7) calendar days is going to consider purchasing or selling the Security for a Fund, unless the Opco Access Person:

                  (1) obtains pre-clearance of such transaction pursuant to Section VII and

                  (2) reports to the Compliance Officer the information described in Section IX of this Code.(3)

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(3)      The prohibitions of this Section VI apply to Securities acquired or disposed of in any type of transaction, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exceptions from the prohibitions set forth in Section VI(D) is applicable.


         (C) The following prohibitions apply to Non-Managing Member Access
Persons:

                  Non-Managing Member Access Persons are subject to the prohibitions contained in the Non-Managing Member Code adopted by their organization with regard to their personal investment transactions. Non-Managing Member Access Persons shall comply with the policies and procedures set forth in the applicable Non-Managing Member Code.

                  Non-Managing Member Access Persons shall not discuss the current investment transactions of a Fund with any other Fund Employees (including personnel of OAM or Opco), or provide other Fund Employees with information as to Securities being considered for purchase or sale by a Fund, except as may be required in connection with providing services to the Fund.

         (D) The prohibitions of this Section VI do not apply to:

                  (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

                  (2) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any Fund);

                  (3) Bank certificates of deposit and bankers' acceptances;

                  (4) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                  (5)      U.S. Treasury obligations;

                  (6) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of any such rights;

                  (7) Involuntary (i.e., non-volitional) purchases and sales of Securities;

                  (8) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an Immediate Family Member of the Access Person, absent an advance written determination by the Compliance Officer to the contrary; and

                  (9) Transactions in a Security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a Security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more; provided that the general prohibitions of Section III of the Code shall be applicable to these transactions.

Section VII       Pre-Clearance Procedures

                  The procedures in this Section VII apply where pre-clearance is required by Section V, Section VI(A) or Section VI(B). Opco Access Persons who are subject to the OAM Code of Ethics must adhere to the policies and procedures related to pre-clearance of personal transactions set forth in the OAM Code of Ethics. All personal transactions by any Non-Managing Member Access Persons are subject to the provisions of the applicable Non-Managing Member Code, including provisions related to pre-clearance.

         (A)      Obtaining Pre-Clearance

                  Pre-clearance of a personal transaction in a Security may be obtained only from the Compliance Officer or a person who has been designated by the Compliance Officer to pre-clear transactions. The Compliance Officer and these designated persons are each referred to as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

         (B)      Time of Clearance

                  (1) An Access Person may pre-clear a trade only where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, Access Persons may not simultaneously request pre-clearance to buy and sell the same Security.

                  (2) Pre-clearance of a trade shall be valid and in effect only for the one trading day for which pre-clearance is given; provided, however, that a pre-clearance expires upon the Access Person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Access Person shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

         (C)      Form

                  Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is attached as Schedule C.

         (D)      Filing

                  Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

         (E)      Factors Considered in Pre-Clearance of Personal Transactions

                  A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                  (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                  (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of a Fund;

                  (3) Whether the chance of a conflict of interest is remote; and

                  (4) Whether the transaction is likely to affect a Fund adversely.

Section VIII      Reports by Board Members

                  Board Members shall file the reports set forth in this
Section VIII; provided, however, that Independent Board Members are not required to file Initial Holdings Reports or Annual Holdings Reports.

         (A)      Initial Certifications and Initial Holdings Reports

                  Within ten (10) days after a person becomes a Board Member, such person shall complete and submit to the Compliance Officer an Initial Certification in the form attached as Schedule E, and except as otherwise provided above, an Initial Holdings Report (as defined by Rule 17j-1) containing such information as is required by Rule 17j-1. The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the person's becoming a Board Member.

         (B)      Quarterly Transaction Reports

                  (1) Within thirty (30) days after the end of each calendar quarter, each Board Member shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security, except that the report need not set forth information regarding the following types of transactions:

                           (a) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any Fund);

                           (b) Bank certificates of deposit and bankers acceptances;

                           (c) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                           (d)      U.S. Treasury obligations; and

                           (e) Transactions in an account over which the Board Member does not exercise, directly or indirectly, any influence or control.(4)

                  Such report is hereinafter called a "Quarterly Transaction Report."

------------------

(4) The reporting requirements of this Section VIII apply to Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately based Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirement applies.


                  (2) A Quarterly Transaction Report shall be on the form attached as Schedule D and must contain the following information with respect to each reportable transaction:

                           (a)      Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected. Transactions effected in accounts as to which the Compliance Officer is being furnished with confirmations and statements need not be included in the Quarterly Transaction Report, provided that the report includes a certification that there are not reportable transactions other than those set forth in the Quarterly Transaction Report and in confirmations and statements for such accounts.

                  (3) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

                  (4) An Independent Board Member is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Board Member, should have known that, during the 15 day period immediately before or after the Board Member's transaction in a Security, a Fund purchased or sold that Security or a Fund or Adviser considered purchasing or selling that Security.

         (C)      Annual Certifications and Annual Holdings Reports

                  Annually, each Board Member shall complete and submit to the Compliance Officer an Annual Certification in the form attached as Schedule F, and except as otherwise provided above, an Annual Holdings Report (as defined by Rule 17j-1) containing such information as is required by Rule 17j-1.

Section IX        Reports by Opco Access Persons

                  It is the responsibility of each Opco Access Person to take the initiative to comply with the requirements of this Section IX. Any effort by a Fund, by an Adviser, by OAM or by Opco to facilitate the reporting process does not change or alter that responsibility.

         (A)      Initial Certifications and Initial Holdings Reports

                  Within ten (10) days of becoming an Access Person, Opco Access Persons are required to complete and submit to the Compliance Officer an Initial Certification in the form attached as Schedule E and an Initial Holdings Report. The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the person's becoming an Access Person.

                  The Initial Certification includes a list of all brokerage accounts through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold ("Personal Securities Accounts"), along with a listing of any such Securities that are not held in a Personal Securities Account.

                  Any Personal Securities Account not held at Opco must be transferred to Opco, unless an exemption from this requirement is granted in writing by the Compliance Officer and other appropriate signatory of Opco, as determined by Opco. Further, Opco Access Persons must make arrangements so that duplicate confirmations and statements relating to all Personal Securities Accounts are sent to the Compliance Officer, unless an exemption from this requirement is granted in writing by the Compliance Officer.

                  Timely submission of the Initial Certification, along with a copy of the most recent monthly statement for each Personal Securities Account and copies of all confirmations of transactions effected after the date of such statement, shall satisfy the requirements of this Section IX(A) regarding submission of an Initial Holdings Report.

         (B)      Quarterly Transaction Reports

                  (1) Within thirty (30) days after the end of each calendar quarter, each Opco Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security, except that the report need not set forth information regarding the following types of transactions:

                           (a) Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of or interests in closed-end funds, including interests in any Fund);

                           (b) Bank certificates of deposit and bankers' acceptances;

                           (c) Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

                           (d)      U.S. Treasury obligations; and

                           (e) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control.(5)

                           Such report is hereinafter called a "Quarterly Transaction Report."

---------------

(5) The reporting requirements of this Section IX apply to Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

                  (2) A Quarterly Transaction Report shall be on the form attached as Schedule D and must contain the following information with respect to each reportable transaction:

                           (a)      Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

                  (3) An Access Person shall not be required to file a Quarterly Transaction Report for a calendar quarter if the Compliance Officer is being furnished with confirmations and statements for all Personal Securities Accounts of such Access Person, provided that the Access Person has no reportable transactions other than those reflected in the confirmations and statements for such accounts.

                  (4) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

                  (5) Notwithstanding the quarterly reporting requirement set forth in this Section IX(B), compliance by Opco Access Persons with the reporting requirements of the OAM Code of Ethics or any comparable procedures to which such Opco Access Persons are subject shall be deemed to satisfy the requirements of this Section and the requirements of Rule 17j-1 and Rule 204A-1 regarding Quarterly Transaction Reports (as defined in the Rules).

         (C)      Annual Certifications and Annual Holdings Reports

                  Annually, each Opco Access Person is required to complete and submit to the Compliance Officer an Annual Certification in the form attached as Schedule F and an Annual Holdings Report. The Annual Certification includes a list of all Personal Securities Accounts, along with a listing of any Securities in which the Opco Access Person has Beneficial Ownership that are not held in a Personal Securities Account.

                  Submission of the Annual Certification, along with copies of the most recent monthly statement for each Personal Securities Account, shall satisfy the requirements of this
                  Section IX(A) regarding submission of an Annual Holdings
                  Report.

Section X         Reports by Non-Managing Members and Non-Managing Member Access
                  Persons

         (A)      Reports by Non-Managing Members

                  To enable the Advisers to monitor compliance with Rule 17j-1 under the 1940 Act, Section 204A of the Advisers Act, Rule 204A-1 under the Advisers Act and the provisions of this Code and the Non-Managing Member Codes, the Compliance Officer shall obtain from each Non-Managing Member, on a quarterly basis: (i) a certification executed and delivered by an appropriate officer of the Non-Managing Member certifying that the Non-Managing Member Code of such Non-Managing Member satisfies the requirements of Rule 17j-1 and Rule 204A-1 as applicable to Non-Managing Member Access Persons of such Non-Managing Member and that all such Non-Managing Member Access Persons have complied with such Non-Managing Member Code (or, if any violations of such Non-Managing Member Code have occurred during the relevant quarter, a statement describing such violations); (ii) such other information as the Compliance Officer may reasonably deem necessary to confirm whether Non-Managing Member Access Persons have complied with the provisions of this Code as applicable to them and with the provisions of the applicable Non-Managing Member Code; and (iii) such other information regarding any detected violations by Non-Managing Member Access Persons of this Code or the applicable Non-Managing Member Code.

         (B)      Reports by Non-Managing Member Access Persons

                  Non-Managing Member Access Persons shall comply with the certification and reporting requirements of the applicable Non-Managing Member Code.

Section XI        Additional Prohibitions

         (A)      Confidentiality of Fund Transactions

                  Until disclosed in a public report to investors of a Fund or in a report filed with the SEC in the normal course, all information concerning the Securities being considered for purchase or sale by the Funds shall be kept confidential by all Fund Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the boards of the Funds.

         (B)      Outside Business Activities, Relationships and Directorships

                  (1) Access Persons may not: (i) engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of each Fund or Adviser with which they are associated; or (ii) engage in outside business activities or maintain relationships with any person or company that may be inconsistent with the interests of any such Fund or Adviser.

                  (2) Access Persons shall promptly notify the Compliance Officer after becoming a member of the board of a public or private company. Opco Access Persons are required to obtain the written approval of the appropriate signatory of Opco, as determined by Opco, prior to accepting any such board membership.

                  (3) Notwithstanding the foregoing, nothing in this paragraph (B) shall preclude Non-Managing Members or Non-Managing Member Access Persons from acting as investment advisers to various investment funds and managed accounts.

         (C)      Gratuities

                  Fund Employees shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

Section XII       Certification by Access Persons

                  The certifications of each Access Person required to be made pursuant to Section VIII and Section IX of this Code shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify annually that they have complied with the requirements of this Code. The form of Initial Certification is attached as Schedule E, and the form of Annual Certification is attached as Schedule F.

Section XIII      Sanctions

                  Any violation of this Code shall be subject to the imposition of such sanctions by the affected Fund and Adviser as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1, Rule 204A-1 and this Code. Any sanctions to be imposed by a Fund shall be determined by the Board Members of such Fund, including a majority of the Independent Board Members. Any sanction to be imposed by an Adviser shall be determined by such Adviser. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.

Section XIV       Administration and Construction

         (A) The administration of this Code shall be the responsibility of the Compliance Officer.

         (B) The duties of the Compliance Officer are as follows:

                  (1) Continuous maintenance of current lists of the names of all Fund Employees and Access Persons, with an appropriate description in each case of the titles or employments of such persons, including a notation of any directorships held by Access Persons, and the date each such person became an Access Person;

                  (2) On an annual basis, providing each Fund Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

                  (3) Obtaining Initial and Annual Certifications and Initial and Annual Holdings Reports from Access Persons and reviewing Initial and Annual Holdings Reports of Access Persons;

                  (4) Maintaining or supervising the maintenance of all records and reports required to be kept by any Fund or Adviser pursuant to this Code;

                  (5) Preparing listings of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Funds;

                  (6) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 or
                           Section 204A and this Code;

                  (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board Members of the affected Fund;

                  (8) Submission of a quarterly report to the Board Members of each Fund containing a description of: any violation of this Code by a Fund Employee, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code;

                  (9) Submission of a quarterly report to the Board Members of each Fund regarding the reports, if any, made by Non-Managing Members of the Adviser of such Fund pursuant to Section X of the Code and the presentation of such other information as such Board Members may deem necessary in reviewing compliance with the provisions of this Code or of Rule 17j-1 by Fund Employees who are associated with Non-Managing Members;

                  (10) Submission of an annual issues and certification report, as described in paragraph (c)(2)(ii) of Rule 17j-1 (the "Annual Issues and Certification Report"), to the Board Members of each Fund; and

                  (11)     Such other duties as are set forth in this Code.

         (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                  (1) Copies of all codes of ethics of the Funds and of all Non-Managing Member Codes that have been in effect at any time during the past five (5) years (however, this requirement shall not apply to any Non-Managing Member Code that was not in effect at any time subsequent to its becoming a Non-Managing Member);

                  (2) A record of each violation of each code described in (C)(1), above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the year in which the violation occurred;

                  (3) A copy of each report made by an Access Person, the Compliance Officer or a Non-Managing Member pursuant to each code described in (C)(1), above, for a period of not less than five (5) years from the end of the year in which such report or interpretation was made or issued, the last three
                           (3) years in a place that need not be easily accessible;

                  (4) A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1 and each code described in (C)(1), above, or who are or were responsible for reviewing such reports; and

                  (5) A record of any decision, and the reasons supporting the decision, to approve any investment in IPOs or Limited Offerings by Investment Personnel, for at least five (5) years after the end of the year in which such approval is granted.

         (D) Review and Approval of Code by Fund Boards

                  (1) Prior to initial approval of this Code with respect to a Fund, the Board Members of that Fund must receive a certification from the Compliance Officer certifying that procedures reasonably necessary to prevent Access Persons from violating the Code have been adopted.

                  (2) On an annual basis, and at such other times deemed to be necessary or appropriate by the Board Members of each Fund, the Board Members shall review the operation of this Code, and shall adopt such amendments to this Code as may be necessary to assure that the provisions of this Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

                  (3) In connection with the annual review of the Code by the Board Members of each Fund, the Board Members shall consider the Annual Issues and Certifications Report submitted by the Compliance Officer.

         (E)      Amendments to Code

                  This Code may not be amended or modified except in a written form that is specifically approved by the Board Members of each Fund, including a majority of the Independent Board Members, within six months after such amendment or modification.

                  In connection with any such amendment or modification, the Board Members must receive a certification from the Compliance Officer certifying that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

         (F) The Compliance Officer may delegate to one or more other officers or employees of OAM or its affiliates such responsibilities of the Compliance Officer as he or she may deem appropriate; provided, that: (i) any such delegation shall be set forth in writing and retained as part of the records of the applicable Fund and Adviser; and (ii) it shall be the responsibility of the Compliance Officer to supervise the performance by such persons of the responsibilities that have been delegated to them.

Section XV        Coordination With Other Codes of Ethics

                  Certain of the Board Members, Access Persons and Opco Access Persons are also subject to similar codes of ethics adopted by other registered investment companies organized as limited partnerships or limited liability companies, which other companies have as their adviser a limited liability company in which OAM or one of its affiliates is the managing member ("Affiliated Funds"). The use by such persons of any form prescribed under the code of ethics of an Affiliated Fund, in lieu of the corresponding form specified herein, shall be deemed to satisfy the requirements of this Code.

Section XVI       Report Violations or Problems

                  If you believe that you or another Access Person may have breached this Code or you have observed a weakness in the Code that might enable breaches to occur or go undetected, you should report the matter to the Compliance Officer.


                                  SCHEDULE A

                     Non-Managing Members of the Advisers
                     ------------------------------------

Adviser                                                      Non-Managing Member
-------                                                      -------------------

Troon Management, L.L.C.                                     Mark Asset Management Corporation

Advantage Advisers Management, L.L.C.

         -- Series A                                         Alkeon Capital Management, L.L.C.

         -- Series B                                         None

         -- Series C                                         Alkeon Capital Management, L.L.C.

         -- Series D                                         Eden Capital Management Partners, L.P.

         -- Series E                                         None

         -- Series F                                         None

         -- Series G                                         None

Advantage Advisers, L.L.C.

         -- Series A                                         Alkeon Capital Management, L.L.C.

         -- Series B                                         KBW Asset Management, Inc.

         -- Series C                                         Kilkenny Capital Management, L.L.C.

                                  SCHEDULE B

                  Investment Companies Adopting this Code of Ethics
                  -------------------------------------------------



Investment Company                                           Effective Date
------------------                                           --------------

Advantage Advisers Augusta Fund, L.L.C.                      April 26, 2000

Advantage Advisers Troon Fund, L.L.C.                        April 26, 2000

Advantage Advisers Xanthus Fund, L.L.C.                      April 26, 2000

Advantage Advisers Whistler Fund, L.L.C.                     July 26, 2000

Advantage Advisers Multi-Sector Fund I                       October 30, 2002

                                  SCHEDULE C

           REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION
           --------------------------------------------------------

                  I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial
Ownership:


                                            PURCHASES AND ACQUISITIONS
                                            --------------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                             No. of Shares or                             Current Market Price
          Date               Principal Amount        Name of Security       Per Share or Unit          Account
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                                             SALES AND OTHER DISPOSITIONS
                                             ----------------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

                             No. of Shares or                             Current Market Price
          Date               Principal Amount        Name of Security       Per Share or Unit          Account
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


Date:  ________________________        Signature:______________________________

                                       Print Name:_____________________________

Permission Granted ______              Permission Denied ______

Date and Time:_________________        Signature:______________________________
                                                         (Clearing Officer)

                                  SCHEDULE D

                         QUARTERLY TRANSACTION REPORT
                         ----------------------------

                  I certify that this report, together with the confirmations and statements for any Personal Securities Account(s) as to which I have arranged for the Compliance Officer to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of each quarter. Use reverse side if additional space is needed.


                                            PURCHASES AND ACQUISITIONS
                                            --------------------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------
                             No. of Shares or                                Purchase Price                          Executing
          Date               Principal Amount        Name of Security       Per Share or Unit     Account              Broker
------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------


                                             SALES AND OTHER DISPOSITIONS
                                             ----------------------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------
                             No. of Shares or                                  Sale Price                            Executing
          Date               Principal Amount        Name of Security       Per Share or Unit     Account              Broker
------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------
------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------

------------------------- ---------------------- ----------------------- ---------------------- -----------------  -------------



Date Completed:  _______________              Signature:_______________________

                                              Print Name:______________________

                                  SCHEDULE E

            INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
            -------------------------------------------------------

                  I have read and understand the Code of Ethics of Advantage Advisers, L.L.C., Advantage Advisers Management, L.L.C., Troon Management, L.L.C., Oppenheimer Asset Management Inc. and Opco and certain of their affiliates (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that all my Personal Securities Accounts are listed below, and that if such Accounts are not held by Opco, that the most recent monthly statement for each Account, along with confirmations of any transactions effected since the date of such statements, are attached.* I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts.*

     Title of Account          Name of Broker             Account Number













                  I hold the following securities in addition to those in my Personal Securities Accounts (If none, write NONE):*







                  I am a director of the following public and private companies:





Date Completed:  _______________              Signature:_______________________

                                              Print Name:______________________

* Does not apply to Independent Board Members.

                                  SCHEDULE F

            ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
            ------------------------------------------------------

                  I have read and understand the Code of Ethics of Advantage Advisers, L.L.C., Advantage Advisers Management, L.L.C., Troon Management, L.L.C., Oppenheimer Asset Management Inc. and Opco and certain of their affiliates (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that I have complied in all respects with the requirements of the Code as in effect during the past year. I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts that have been sent to you.

                  I certify that all my Personal Securities Accounts are listed below, and that if such Accounts are not held by Opco, that the most recent monthly statement for each Account is attached.* I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts.*

       Title of Account          Name of Broker             Account Number









                  I hold the following securities in addition to those in my Personal Securities Accounts (If none, write NONE):*







                  I am a director of the following public and private companies:





Date Completed:  _______________              Signature:________________________

                                              Print Name:_______________________

* Does not apply to Independent Board Members.

                                   EXHIBIT A

                              OAM CODE OF ETHICS

                                   EXHIBIT B

                      NON-MANAGING MEMBER CODES OF ETHICS

--------------------------------- ---------------------------------------------

         Exhibit B-1              KBW Asset Management, Inc.
--------------------------------- ---------------------------------------------

         Exhibit B-2              Alkeon Capital Management, L.L.C.
--------------------------------- ---------------------------------------------

         Exhibit B-3              Kilkenny Capital Management, L.L.C.
--------------------------------- ---------------------------------------------

                                   EXHIBIT C

                           OPPENHEIMER HOLDINGS INC.
                                CODE OF CONDUCT
                                                                        REVISED

                                                                  DECEMBER 2004

                           OPPENHEIMER HOLDINGS INC.

                            OPPENHEIMER & CO. INC.

   CODE OF CONDUCT AND BUSINESS ETHICS FOR DIRECTORS, OFFICERS AND EMPLOYEES

                                1. INTRODUCTION



This Code of Conduct and Business Ethics (the "Code") applies to all directors, officers and employees of Oppenheimer Holdings Inc., Oppenheimer & Co. Inc. and all other subsidiaries of Oppenheimer Holdings Inc. (collectively "Oppenheimer"). Some subsidiaries, departments and specialized areas have specific codes of conduct or ethics or the like in place that cover conduct or regulatory issues that only apply to that area or field. If you work for one of these subsidiaries or specialized areas such specific codes of conduct of ethics apply to you in addition to the Code.

                            2. PURPOSE OF THE CODE

The purpose of the Code is to promote and foster the honest and ethical conduct of the directors, officers and employees of Oppenheimer.

Our Basic Principles are:

     o   adhere to the law wherever Oppenheimer does business;

     o   avoid putting yourself or Oppenheimer in a conflict of interest;

     o   conduct yourself honestly and with integrity;

     o keep Oppenheimer transactions, communications and information, accurate, confidential and secure, and Oppenheimer assets safe; and

     o treat everyone fairly and equitably - whether customers, suppliers, employees or others who deal with Oppenheimer.


                            3. COMPLIANCE WITH LAW


You must know, respect and comply with all laws, rules, and regulations applicable to the conduct of Oppenheimer's businesses in the areas in which you work. Oppenheimer actively promotes compliance with the laws, rules, and regulations that govern Oppenheimer's business. Obeying both the letter and spirit of the law is one of the foundations of Oppenheimer's ethical standards. You must follow and obey the laws of all the states and countries where we operate. While you are not expected to be an expert on every detail of all the laws that govern our business in every jurisdiction, you are expected to understand the laws and regulations applicable to your duties at Oppenheimer and to understand the regulatory environment within which the firm operates well enough to know when to seek advice from your Manager, a Senior Officer or from the Senior Vice President and Corporate Counsel.

A.       Brokerage Accounts

In accordance with industry regulations, Oppenheimer employees and officers and their immediate families must maintain their brokerage accounts at Oppenheimer. Exceptions to this policy are rarely granted and must be approved by your Manager, the Director of Compliance or the Senior Vice President and Corporate Counsel.

B.       Insider Trading

Securities laws and Oppenheimer policy prohibit you from acting upon material non-public information to benefit yourself or others. Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or it could reasonably be expected to affect the price of an issuer's securities. At times, our policies may limit the ability of some employees to enter into transactions. Anyone with ongoing possession of non-public information may be unable to trade personally in the securities of the companies about which he or she has information. Those having access to confidential or non-public information must not use or share that information except in connection with the legitimate conduct of Oppenheimer business. Oppenheimer strives to prevent the misuse of material non-public information by, among other things, limiting access to confidential information and limiting and monitoring communications between various Oppenheimer departments including, without limitation, the investment banking, asset management, sales, research, and trading departments. In addition to civil and criminal proceedings and penalties, misuse of confidential information or engaging in insider trading will result in disciplinary action, up to and including termination.

C.       Money Laundering and Antiterrorism Laws

Oppenheimer complies with federal, state,. and international laws prohibiting money laundering and with the safeguards against terrorist activity contained in the USA Patriot Act. Under no circumstances should you participate in any money laundering activity. In addition to severe criminal penalties, money laundering by Oppenheimer employees and violations of the USA Patriot Act will result in disciplinary action, up to and including termination. Any suspicious deposits, or any other client activity that raises questions about the source of the client's funds, should be reported immediately to your Manager, the firm's Anti-Money Laundering Officer (currently Mr. James Gianni at (212) 668-5024, or the Office of the General Counsel.

D.       Proper Record-Keeping and Disclosure Requirements

Oppenheimer requires honest and accurate accounting and recording of financial and other information in order to make responsible business decisions and provide an accurate account of Oppenheimer's performance to stakeholders and regulators. It is a violation of law and Oppenheimer policy for any employee to attempt to improperly influence or mislead any person engaged in auditing or reviewing our financial accounts and statements. Oppenheimer is committed to full compliance with all requirements applicable to its regulatory and public disclosures. Oppenheimer requires that its financial and other reporting fairly present the financial condition, results of operations, and cash flow of Oppenheimer and that it comply in all respects with applicable law, governmental rules, and regulations, including generally accepted accounting principles (GAAP) in the United States and Canada and applicable rules of the U.S. Securities and Exchange Commission, the New York Stock Exchange, Canadian securities regulators, the Toronto Stock Exchange and other securities regulators. Oppenheimer has implemented disclosure controls and procedures to ensure that its public disclosures are timely, compliant, and otherwise full, fair, accurate, and understandable. All employees and officers responsible for the preparation of Oppenheimer's public disclosures, or who provide information as part of that process, have a responsibility to ensure that such disclosures and information are complete, accurate, and in compliance with Oppenheimer's disclosure controls and procedures.

E.       Document Retention and Destruction

Without exception, all officers and employees must fully comply with Oppenheimer's document retention and destruction policy. It is a criminal offense to destroy documents that are subject to a subpoena or other legal process. Once a legal proceeding has begun, or even when one is threatened or reasonably likely, federal and state obstruction-of-justice statutes require Oppenheimer to preserve documents relevant to the issues in that proceeding even before specific documents are requested. Any Oppenheimer employee who fails to comply with this policy, as well as industry regulations and state and federal laws, is subject to termination and may also face criminal or civil prosecution, with possible fines and prison terms.

F.       Cooperation with Investigations and Law Enforcement

It is Oppenheimer's policy to cooperate with government investigators and law enforcement officials. Every Oppenheimer employee must also cooperate with investigations by non-governmental regulators with oversight of our business, such as securities exchanges, as well as with internal Oppenheimer investigations. All inquiries or requests or demands for information from external investigators must be immediately referred to the Office of the General Counsel. The Office of the General Counsel must coordinate all responses to external investigators' questions. Failure to cooperate with legitimate investigations will result in disciplinary action, up to and including termination.

G.       Privacy

All Oppenheimer personnel must comply with all applicable privacy laws in their handling of client matters and client and Oppenheimer records. Any questions about the applicability of privacy laws should be referred to the Office of the General Counsel.

                           4. CONFLICTS OF INTEREST

A conflict of interest occurs when your private interests interfere, or appear to interfere, in any way, with the interests of Oppenheimer. Conflicts of interest can arise when you take action or have interests that may make it difficult for you to perform your duties to Oppenheimer effectively. Conflicts of interest also arise when you, or a member of your family, receives improper personal benefits as a result of your position with Oppenheimer. Loans to, or guarantees of obligations of, any employees, officers, directors or any of their family members are likely to pose conflicts of interest, as are transactions of any kind between Oppenheimer and any other organization in which you or any member of your family have an interest.

Engaging in any conduct that represents a conflict of interest is prohibited. If you have any doubt whether or not conduct would be considered a conflict of interest, please consult your Manager, a Senior Officer or the Senior Vice President and Corporate Counsel. You must also disclose any material transaction or relationship that could reasonably be expected to give rise to such a conflict to the Senior Vice President and Corporate Counsel. If a conflict of interest cannot be avoided, it must be managed in an ethical, responsible manner, so as not to create the perception of impropriety.


As a Director, Senior Executive, or Financial Officer or employee of Oppenheimer, it is imperative that you avoid any investment, interest or association that interferes, might interfere, or might be perceived to interfere, with your independent exercise of judgment in Oppenheimer's best interest.

A.       Ownership of Securities and Outside Business Activities

As a Senior Executive or employee of Oppenheimer, you must report all outside business activities, including ownership of privately held stock and limited partnership interests, to your Manager and to the appropriate Oppenheimer Compliance Officer so that a review for potential conflicts of interest can be conducted. Outside business activities and interests include serving as a partner or a stockholder in another business, as an officer in a family-owned corporation, or as an outside director of another company. The appropriateness of you engaging in these and other types of outside business activities, interest, or investment opportunities depends on many factors, including the nature and extent of the outside interest, the potential for conflicts of interest, the relationship between Oppenheimer and the outside entities, and the duties involved. You must receive prior written approval for any outside business activity and private investment from the Director of Compliance. You have an obligation to keep Oppenheimer apprised of these activities and provide updated information about the outside interests. Service by you as a director, officer, or employee of any other corporation or business must be authorized in writing by the Director of Compliance. Unless approved in writing by the Director of Compliance or the Senior Vice President and Corporate Counsel, you may not serve as a director of a publicly traded company.

Directors of Oppenheimer should inform the Chairman and Chief Executive Officer of Oppenheimer Holdings Inc. prior to accepting appointments to the boards of directors or advisory boards of any public or privately held company. The disclosure requirements and other possible conflict-of-interest issues involved must be analyzed and discussed.

B.       Public Office

You are required to notify and receive the approval of the Director of Compliance or the Senior Vice President and Corporate Counsel before committing to a candidacy for elective office or a formal position on a company committee and before accepting an appointment to a public or civic office. Oppenheimer must take steps to ensure that conflicts of interest are not raised by such campaign or public service. In general, you may run for and serve in local, elective, or appointed civic offices, provided the activity, including campaigning:

                  o    occurs outside work hours;

                  o involves no use of Oppenheimer's name, facilities, client lists, other corporate assets, or corporate funding;

                  o is confined solely to you in your capacity as a private citizen and not as a representative of Oppenheimer; and

                  o does not present an actual or perceived conflict of interest for Oppenheimer, as determined in the sole judgment of Oppenheimer.


                          5. CORPORATE OPPORTUNITIES


You may not advance your personal interests at the expense of Oppenheimer. You owe a duty to Oppenheimer to advance Oppenheimer's legitimate interests to the best of your abilities whenever the opportunity arises. You must not take for yourself personally opportunities you discover through your employment with Oppenheimer or the use of Oppenheimer property, information, or position, which is in violation of Oppenheimer's policies. In addition, Oppenheimer property, information, or position must not be used for personal gain. You may not compete with Oppenheimer while employed by Oppenheimer.


                        6. CONFIDENTIALITY OBLIGATIONS

A.       Non-Public Information

You must maintain the confidentiality of information entrusted to you by Oppenheimer and provided by our clients, suppliers and service providers. In the conduct of its business, Oppenheimer receives a great deal of non-public information. Much of this information may be sensitive, with the potential to affect market conditions, negotiations, strategic positioning, and relationships with clients, competitors, suppliers or service providers. You must exercise care not to misuse non-public information obtained during your employment, including client lists, information about Oppenheimer personnel and clients, and business plans and ideas. The obligation to maintain the confidentiality of information may be subject to legal or regulatory requirements to disclose that information. In such cases, the Office of the General Counsel will help determine what disclosure is required and how it is to be made.

B.       Media, Publishing, and Public Appearances

You may not provide non-public corporate information to persons outside Oppenheimer, including the media. Any inquiries or questions relative to the media should be referred to the Chief Executive Officer or the President of Oppenheimer Holdings Inc.

C.       Client Information Privacy

Oppenheimer protects the confidentiality and security of client information [Oppenheimer's Privacy Policy for client information provides that:

                  o Oppenheimer does not sell or rent clients' personal information;

                  o you may not discuss the business affairs of any client with any other person, except on a strict need-to-know basis;

                  o Oppenheimer does not release client information to third parties, except upon a client's authorization or when permitted or required by law; and

                  o third-party service providers and suppliers with access to client information are required to keep client information confidential and use it only to provide services to or for Oppenheimer.


                                7. FAIR DEALING


You must deal fairly with Oppenheimer's clients, suppliers, service providers, competitors, and employees. Competitive advantage must result from superior performance, not unethical or illegal business dealings. While Oppenheimer seeks to outperform our competitors, it must be done honestly and fairly.

A.       Unethical Behavior, Relationships with Competitors

You may not take unfair advantage of anyone through unethical or illegal measures, such as manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practices. It is improper, and may be illegal, to hire competitors' employees for the purpose of obtaining clients or trade secrets or other proprietary information. It is also against Oppenheimer's policy to seek increased revenues by disparaging our competitors. Our goal is to increase business by offering superior and innovative financial products and services. Oppenheimer advertising must be truthful, not deceptive, and in compliance with applicable laws, regulations, and corporate policies. All advertising and marketing materials must be approved using the established approval procedures. You must guard against unfair competitive practices and exercise extreme caution to avoid conduct that might violate antitrust laws or other rules prohibiting anti-competitive activities. Violations may result in criminal or civil proceedings and penalties. If a competitor or third-party proposes to discuss unfair collusion, price-fixing, or other anti-competitive activities, your responsibility is to object, terminate the conversation, or leave the meeting and report the incident promptly to your manager, a Senior Officer or the Senior Vice President and Corporate Counsel. You must avoid any discussion with competitors of proprietary or confidential information, business plans, or topics such as pricing or sales policies - the discussion of which could be viewed as an attempt to make joint rather than independent business decisions.

B. Gifts, Gratuities, Political Contributions, and Other Payments Related to Oppenheimer Business

You, your associates or members of your family may not, directly or indirectly, accept or receive bonuses, fees, gifts, frequent or excessive entertainment, or any similar form of consideration that is of more than nominal value from any person or entity with which Oppenheimer does, or seeks to do, business. It also is generally against corporate policy to give gifts or gratuities, other than within accepted guidelines, without receiving specific approval by the Director of Compliance or the Senior Vice President and Corporate Counsel. You may not give gifts of any value to government officials without specific approval by the Director of Compliance or the Senior Vice President and Corporate Counsel. Oppenheimer policy forbids bribes, payoffs, contributions, or payments of any kind by any Oppenheimer employee, officer or director to any person, government official, or entity for the purpose of improperly obtaining or retaining business or influencing consideration of any business activity. This policy covers all types of payments that may or may not be considered legal under the circumstances. Special rules may apply to payments or gifts (including entertainment) to officers, directors, employees, or other affiliates of government owned or controlled entities and certain highly regulated entities (such as banks or insurance companies), as well as entities located in certain jurisdictions.


                         8. RESPECT FOR THE INDIVIDUAL

A.       Conduct Business Activities in an Atmosphere of Good Faith and Respect

It is Oppenheimer's policy, to treat each individual with dignity, consideration, and respect. All Oppenheimer employees should be honest and fair with others, share the credit when credit is due, avoid public criticism of one another, and encourage an atmosphere in which openness, cooperation, and consultation are the norms. Internal relationships with fellow employees should be based on the same high standards of integrity and ethical responsibility that are observed with Oppenheimer clients, shareholders, and the public.

Oppenheimer is committed to promoting diversity within its workforce; achieving it is an important competitive advantage in the global marketplace. Oppenheimer has a strict policy of equal opportunity in hiring, developing, promoting, and compensating employees. We seek to attract, retain, and reward employees who perform their work to the highest standards, basing promotions on qualification and merit. Discrimination is not tolerated on the grounds of race, national origin, religion, gender, age, disability, sexual orientation, or veteran status. Just as we do not tolerate illegal discrimination in any form, we also do not tolerate illegal sexual or any other form of harassment at any level of Oppenheimer. Employees who experience or observe work-related discrimination, harassment, or similar problems have an obligation to report it to their Manager, the Director of Human Resources, or the Senior Vice President and Corporate Counsel.

Indebtedness between employees is best avoided and must not reach a level that may compromise the objectivity essential in manager employee relationships or in the discharge of job-related responsibilities. Any indebtedness between employees and their direct or indirect supervisors (regardless of which one is borrower or lender) must be limited to nominal amounts.

         9. PROTECTING OPPENHEIMER INFORMATION, ASSETS, AND PROPERTY

A.       Business Use

You must protect Oppenheimer's assets and ensure their efficient use. You may only use Oppenheimer property for legitimate business purposes. Any suspected fraud or theft of Oppenheimer property must be reported for investigation immediately. Oppenheimer's assets include our capital, facilities, equipment, proprietary information, technology, business plans, ideas for new products and services, trade secrets, inventions, copyrightable materials, and client lists. Information owned by Oppenheimer must be treated with the same care as any other asset, and every Oppenheimer employee has a role in protecting its confidentiality and integrity.

B.       Proprietary Information and Intellectual Property

Your obligation to protect Oppenheimer's assets applies to our proprietary information. Proprietary information includes business, marketing, and service plans; unpublished financial data and reports; databases; customer information; and salary and bonus information, as well as intellectual property such as trade secrets, patents, trademarks, and copyrights. Unauthorized use or distribution of this material is a violation of Oppenheimer's policy, and it may also be illegal and result in civil and criminal proceedings and penalties. Intellectual property refers to a company's intangible assets, such as the company's business methods, inventions, trademarks, and publications. All inventions and copyrightable material conceived by an employee within the scope of his or her employment are the exclusive property of Oppenheimer, and as a condition of continued employment, the employee must do whatever is necessary to transfer to Oppenheimer the technical ownership of such inventions or materials. It is the responsibility of every employee to protect Oppenheimer's intellectual property. In addition, Oppenheimer also respects the intellectual property of other parities. The unauthorized use of another party's patented, trademarked, or copyrighted (electronic, audio, video, text) materials is strictly prohibited, regardless of their source. In addition, Oppenheimer does not permit the use of software or other devices whose primary purpose is the circumvention or violation of another's intellectual property rights. Please contact the Senior Vice President and Corporate Counsel with questions about the proposed use of another party's intellectual property and for appropriate contracts.

C.       Compliance with Internal Controls

Oppenheimer maintains and enforces a strong, effective system of internal controls to safeguard and preserve its information and assets, its clients, and its shareholders. These controls are designed to ensure that business transactions are properly authorized and carried out, and that all reporting is truthful and accurate. These administrative and accounting control systems are the responsibility of each group in the Oppenheimer organization. All business transactions require authorization at an appropriate management level. Any employee who is responsible for the acquisition or disposition of assets for Oppenheimer, or who is authorized to incur liabilities on Oppenheimer's behalf, must act prudently in exercising this authority and must be careful not to exceed his or her authority. Equally important, every employee must help ensure that all business transactions are executed as authorized. Transactions must be properly reflected on Oppenheimer's books and records. Every employee is involved, if not in the authorization or execution of business transactions, in some level of reporting. This may include reporting travel and entertainment expenses or recording work hours on a timecard. It is important that all reporting be done honestly and accurately and that employees cooperate fully with both internal and independent audits.

             10. OPPENHEIMER WRITTEN AND ELECTRONIC COMMUNICATIONS

You must use Oppenheimer's information and communication systems properly and judiciously. Oppenheimer has strict policies on use of the Internet and on written and electronic communications which you must comply with.

A.       Access to the Internet

Oppenheimer has strict policies on Internet access. Only authorized connections are permitted, and access to the Internet must be accomplished via an approved security gateway. Furthermore, you are not permitted to link to the Internet from Oppenheimer offices via modem dial-up services or other external service providers without the express approval of the Director of Compliance. Additionally, you should exercise good judgment when using the Internet during business hours for personal and non-business purposes. You may not do any of the following:

     o transmit, copy, or download any material, including sexually explicit images or messages and materials containing racial, ethnic, or other slurs, that may defame, embarrass, threaten, offend, or harm an Oppenheimer employee or client or the general public;

     o transmit or post non-public corporate information about Oppenheimer or any company to any organization or individual not authorized to receive or possess it;

     o attempt to gain access to any computer, database, or network without authorization or wilfully propagate computer viruses or other disruptive or destructive programs;

     o distribute unsolicited e-mail messages, advertisements, or postings to multiple newsgroups, individuals, or organizations (e.g., "spamming"); and

     o use electronic means for the purpose of gambling or to send or forward chain letters.

You may not establish e-mail addresses or domain names that attempt to trade on, or are derived from, the Oppenheimer name or any corporate, brand names or domain names used within the Oppenheimer Group; if such use is identified, immediate relinquishment will be requested. You should not register domain names on behalf of Oppenheimer and may not establish Internet websites related to Oppenheimer business without approval from your Manager and the Director of Compliance and Director of Information Technology. You are reminded to be sure that your system passwords are secure. Inappropriate conduct in respect of the usage of Oppenheimer's communications systems will lead to disciplinary action, including revocation of privileges, immediate termination, and referral to regulatory authorities.

B.       Written and E-Mail Communications

Electronic communications should be treated with the same care as any other business communication. Any communication relating to Oppenheimer business must be of an appropriate nature, must not violate the legal rights of Oppenheimer, any Oppenheimer employee, or third party, and must be transmitted, stored, and accessed in the manner that safeguards confidentiality and complies with applicable law. All written communications, including those electronically delivered, should be clear, concise, and professional in tone and content. Communications for personal, non-business purposes should be kept to a minimum.

C.       Communications Monitoring

All electronic communications relating to Oppenheimer business must be made through the Oppenheimer network unless the Director of Compliance and Director of Information Technology has expressly authorized another means. Electronic communications, including connections to Internet and Intranet websites using Oppenheimer computing or network resources, as the property of Oppenheimer and are subject to monitoring and surveillance. Communications by certain Oppenheimer personnel are subject to detailed supervisory requirements.


                     11. REPORT PROBLEMS OR IRREGULARITIES


If you believe that you may have breached the Code or a supplemental code or guideline that applies to you, or have observed:

     o a breach of the Code or a supplemental code or guideline by another Oppenheimer employee; or

     o a serious weakness or deficiency in Oppenheimer's policies, procedures or controls which might enable breaches to occur or go undetected;

you have a responsibility to Oppenheimer, your fellow Oppenheimer employees and yourself to report it to your Manager, that employee's Manager or the Senior Vice President and Corporate Counsel.

Failure to report a known breach of the Code may result in serious consequences. If a problem or irregularity has been referred to you, you must resolve the issue or refer it appropriately using the chain of communication referred to below.

Oppenheimer recognizes that, from time to time, you may be uncertain about an appropriate course of action. In all such cases, immediately seek the advice of your Manager, a more senior officer or the Senior Vice President and Corporate Counsel. Consult a still more senior officer or one of the persons referred to below if you do not receive what you consider to be a reasonable response from any such person.

If you are not satisfied with the resulting response or action, you should contact or write without fear of reprisal to the Chief Executive Officer of Oppenheimer or the Senior Vice President and Corporate Counsel. You will be protected by Oppenheimer from retaliation or reprisal if you, in good faith, report actual, suspected or perceived breaches of the Code, or supplemental codes or guidelines or problems with Oppenheimer policies, procedures or controls.

All complaints or concerns regarding accounting, internal accounting controls or auditing matters must be made in accordance with Oppenheimer's Policy on Complaints Regarding Accounting Matters, a copy of which appears as a Schedule to the Code.

                           12. BREACHES OF THE CODE

Breaches of the Code (and supplemental codes or guidelines) or reported problems with Oppenheimer policies, procedures or controls will be dealt with promptly and fairly. Any breach of the Code (and supplemental codes or guidelines) is a serious matter, and can result in action up to and including termination of employment. Oppenheimer may be required to report certain types of breaches to regulatory authorities, in which case the director, officer or employee may be subject to civil or criminal proceedings and penalties.

                           13. SOURCES OF ASSISTANCE

You are expected to know and understand this Code. If you have questions or concerns consult your supervisor or your Manager. If this is not appropriate or if you need further guidance, you may consult any of the following as you believe appropriate:

    o    Ms. Lenore Denys
         Director of Human Resources
         Oppenheimer & Co. Inc.
         300 River Place, Suite 4000
         Detroit, MI  48207
         U.S.A.

         Tel:   (313) 566-2309
         Fax:   (313) 259-7853
         Email: Lenore.denys@opco.com

    o    Mr. Allen Holeman
         Director of Compliance
         Oppenheimer & Co. Inc.
         125 Broad Street, 16th Floor
         New York, NY  10004
         U.S.A.

         Tel:     (212) 668-8944
         Fax:     (212) 668-5896
         Email:   Allen.Holeman@opco.com

    o    Dennis P. McNamara, Esq.
         Senior Vice President and Corporate Counsel,
         Oppenheimer & Co. Inc.
         125 Broad Street, 16th Floor
         New York, NY  10004
         U.S.A.

         Tel:     (212) 668-5771
         Fax:     (212) 425-8627
         E-mail:  dennis.mcnamara@opco.com

    o    Eric Shames, Esq.
         Office of the General Counsel
         Oppenheimer & Co. Inc.
         125 Broad Street, 16th Floor
         New York, NY  10004
         U.S.A.

         Tel:     (212) 668-8073
         Fax:     (212) 785-1918
         Email:   eric.shames@opco.com

    o    Ms. Elaine K. Roberts
         President and Treasurer
         Oppenheimer Holdings Inc.
         20 Eglinton Avenue West
         Suite 1110
         Toronto, Ontario  M4R 1K8
         Canada

         Tel:     (416) 322-1515
         Fax:     (416) 322-7007
         E-mail:  eroberts@opy.ca

    o    Mr. Albert G. Lowenthal
         Chairman and CEO
         Oppenheimer Holdings Inc. and Oppenheimer & Co. Inc.
         125 Broad Street
         16th Floor
         New York, N.Y.  10004
         U.S.A.

         Tel:     (212) 668-5782
         Fax:     (212) 943-8728
         E-mail:  albert.lowenthal@opco.com

    o    Mr. Kenneth W. McArthur
         Lead Director
         Oppenheimer Holdings Inc.            Gulf Harbor Golf and Country Club
                                              14335 Harbor Links Ct., Unit 20B
         93 Riverwood Parkway                 Fort Meyers Florida  33908
         Toronto, Ontario  M8Y 4E4      or    U.S.A.
         Canada
                                              Tel:    (239) 481-0249
         Tel: (416) 233-0218                  Fax:    (239) 481-0249
         Fax: (416) 233-7870